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                                                  EXHIBIT 5

January 15, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.   20549

         Re:    American Banknote Corporation --
                Registration Statement on Form S-3

Gentlemen:

     I have acted as counsel to American Banknote Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 386,617 shares of common stock, par value $0.01 per share (the "Common Stock").

     In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of documents submitted as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the 386,617 shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act. I further consent to any and all references to this opinion in the Prospectus which is a part of said Registration Statement.

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Securities and Exchange Commission
January 15, 1996
Page 2


     I am a member of the bar of the State of New York and do not hold myself out as expert on or to express an opinion on laws other than the State of New York, the General Corporate Law of the State of Delaware and the United States of America, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

    This opinion is rendered solely for your benefit in connection with the transaction described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without prior written consent.


Very truly yours,

/s/  HARVEY J. KESNER

Harvey J. Kesner